UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 2006
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Our news release dated October 23, 2006 concerning preliminary third quarter 2006 financial results, furnished as Exhibit 99.1 to this report, and Ford Motor Company's Current Report on Form 8-K dated October 20, 2006 concerning preliminary third quarter 2006 financial results and other items, filed as Exhibit 99.2 to this report, are incorporated by reference herein.

Item 4.02 (a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of our response to a comment letter from the Division of Corporation Finance of the Securities and Exchange Commission related to a routine review of our Annual Report on Form 10-K for the year ended December 31, 2005, we became aware of a matter related to accounting for interest rate swaps under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended ("SFAS 133"). Specifically, we discovered that certain interest rate swaps we had entered into to hedge the interest rate risk inherent in certain long-term fixed rate debt were accounted for incorrectly because they did not satisfy the technical accounting rules under SFAS 133 to qualify for exemption from the more strict effectiveness testing requirements. PricewaterhouseCoopers LLP, our independent registered public accounting firm, audited our 2001 through 2005 financial statements, which included a review of these swaps.

These interest rate swaps were entered into as part of our asset-liability management strategy. As noted above, the swaps economically hedge the interest rate risk associated with long-term debt issuances, and we continue to believe that these swaps have been and will continue to be highly effective economic hedges. The correction to the accounting does not impact the economics of the hedges, nor does it affect cash.

Although the final restatement amounts have not yet been determined, based on the information to date, we estimate that our results in 2002 will improve materially.

On October 20, 2006, management of Ford Credit recommended to the Audit Committee of our Board of Directors that we restate our financial statements for each of the years ended December 31, 2003, 2004 and 2005, and our selected financial data for each of the years 2001 through 2005 appearing in Item 15 and Item 6 of our Annual Report on Form 10-K for the year ended December 31, 2005, as well as our interim financial statements for the quarters ended March 31, 2005 and 2006, June 30, 2005 and 2006, and September 30, 2005. The Audit Committee agreed with management’s recommendation and it was concluded that these financial statements should no longer be relied upon by investors.  The Audit Committee has discussed this matter with PricewaterhouseCoopers LLP.

The revised financial statements and selected financial data for the periods referenced above will be included, as applicable, in an amended Annual Report on Form 10-K for the year ended December 31, 2005, and in an amended Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. The revised interim financial statements for the quarter ended September 30, 2005 will be included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. We expect to file the amended documents by the time we file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Management is currently assessing the impact this matter has on its previously-issued report on internal controls over financial reporting as of December 31, 2005 and management's conclusions regarding our disclosure controls and procedures. If management concludes that this matter resulted from a material weakness in its controls over interest rate swap accounting, management may conclude that its internal controls over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2005. If management reaches such a conclusion, we also expect that the control deficiency will have been remediated by the time of the filing of the revised financial statements and selected financial data.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News release dated	Filed with this Report
October 23, 2006 of
Ford Motor Credit Company

Exhibit 99.2	Form 8-K dated	Filed with this Report
October 20, 2006 of
Ford Motor Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY
(Registrant)

Date: October 23, 2006	By:	/s/C. M. MacGillivray
C. M. MacGillivray
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News release dated
October 23, 2006 of
Ford Motor Credit Company

Exhibit 99.2	Form 8-K dated
October 23, 2006 of
Ford Motor Company